EXHIBIT 32.2

Pursuant to 18 U.S.C. Section 1350, I Michael J. Mancuso, Vice President and Chief Financial Officer of Computer Sciences Corporation (the "Company") hereby certify that:

1.
The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2011 (the "Report"), fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

COMPUTER SCIENCES CORPORATION

Date: November 9, 2011	By:	/s/ Michael J. Mancuso
Michael J. Mancuso
Vice President and Chief Financial Officer